Exhibit 10.6

SCHEDULE 1
PAID SEARCH SERVICES

This Schedule is entered into by and between Company (defined in Table 1) and Microsoft (defined in Table 1) as of the Schedule Effective Date below, pursuant to that certain Microsoft Online & Advertising Services Framework Agreement dated August 1, 2014,between Microsoft on the one hand and Company, on the other (the “Agreement”). This Schedule is subject to, and incorporates, the terms and conditions of the Agreement.

Table 1 – Schedule Information Table
“Microsoft”:	Microsoft Online, Inc.
“Company”:	InfoSpace LLC
“Company Properties”:	Excite (www.excite.com)
“Schedule Effective Date”:	August 1, 2014
“Initial Schedule Term”:	24 months
“Renewal Schedule Term”:	12 months
Anticipated “Start Date”	August 1, 2014

By signing below, the Parties agree to be bound by the terms of this Schedule:

Company: InfoSpace LLC By (sign): /s/ Michael Glover Printed Name: Michael Glover Title: President Date: 7/24/14	Microsoft: Microsoft Online, Inc. By (sign): /s/ Renee Bakker Printed Name: Renee Bakker Title: Contract Execution Date: 7/25/2014

Background
In accordance with the terms and conditions in this Schedule, Company desires to obtain, and Microsoft desires to provide, the paid search services indicated in this Schedule for Company's specified web properties. The parties therefore enter into this Schedule, and agree as follows:
Terms of this Schedule

1.1	DEFINITIONS. For the purposes of this Schedule, the terms below have the following meanings:

1.2	“Advertisement” means a Paid Search Result (each as defined below).

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

1.3	“Ad Metasearch” means Company’s intermingling of Advertisements with Equivalent Ads on a Results Page.

1.4
“API” means Microsoft’s commercially available application programming interface for Microsoft’s search and related services, together with any documentation and other written or online information and materials (including, if Microsoft provides any, updates, bug fixes, patches, corrections, and successors to the foregoing) that Microsoft typically makes available to other third-party users of this interface, all pursuant to the terms of use for such interface.

1.5
“Application” means a package of software that accesses the Paid Search Services and provides a service to a User and is downloaded by a User for use within a web browser, a smartphone, or a tablet computer (e.g. Microsoft Surface 2). For clarity, an Application includes but is not limited to web browser toolbars.

1.6
“Approved Markets” means those geographic markets identified as a specific country where Paid Search Services may be used. Microsoft and Company will mutually agree which markets shall be designated in this way.

1.7	“Bidded Query” means a Query for which Microsoft returns at least one Paid Listing. Bidded Queries may also be referred to as impressions in certain Microsoft reporting systems.

1.8
“Company Properties” means the Websites, smartphone applications, and tablet applications and properties identified in Table 1 above (including any substantially-similar replacement or successor Websites and properties), which are targeted to Users in the Approved Markets.

1.9	“Equivalent Ads” means any third party or Company sourced advertisements that are the same as or substantially similar in nature to Advertisements.

1.10
“Gross Click Revenue” means Microsoft’s billings to Advertisers (net of any credits, refunds, taxes, fraud adjustments, charge-backs,) attributable to the Paid Listings supplied by Microsoft that appear on the Properties during each month during the Schedule Term, less five percent (5%) of such net billings as bad debt expense.

1.11
“Implementation” means a distinct Website, smartphone application, or tablet application where End Users can enter a query into a search box and be presented with a Results Page. Implementations can be controlled by Company, its Affiliates, or Syndication Partners.

1.12
“Paid Listing” means any Advertisement provided through the Paid Search Service for which the review, cataloging, collection, maintenance, indexing, ranking, display or other activity is paid, regardless of the method by which that payment is counted (whether cost for review, cost per click, cost per action, cost per impression, paid inclusion, pay-for-placement, or otherwise).

1.13	“Paid Search Placement” means a set of one or more Paid Listings, including the associated hyperlinked titles and descriptions, displayed together on a Results Page.

1.14	“Paid Search Results” means Paid Listings returned in response to Queries or returned on Results Page.

1.15	“Paid Search Services” means all services relating to the delivery of Paid Search Results.

1.16	“Placement Guidelines” means the screen mock ups in Schedule 1A and other guidelines mutually agreed upon by the parties, for the placement of Advertisements.

1.17	“Properties” means Company Properties and Syndication Partner Properties.

1.18
“Query” means each search request for the Paid Search Services in response to (i) a User’s manually-input search criteria from a Property; or (ii) a User's intent to submit search criteria, including: (a) the transcript of a voice recording; (b) popular search term keyword suggestions; (c) suggested search terms; (d) related search terms; (e) search history terms; (f) auto completion; (g) spell check; and (h) as may be approved by Microsoft on an implementation by implementation basis, [*] that is placed on sites so long as the query submitted is relevant to the [*].

1.19
“Result” means any individual search result and all related material supplied directly or indirectly by Microsoft for display to a User who submits a Query into the Paid Search Services. For the avoidance of doubt, Results include Paid Search Results.

1.20	“RPM” means Gross Click Revenue per thousand Bidded Queries, measured on a calendar month basis.

1.21	“Results Page” means any web page upon which any Paid Search Results appear.

1.22	“Schedule Term” is defined in Section 12.

1.23	“Start Date” means the date on which the Paid Search Services are made commercially available to Users under this Schedule. The anticipated Start Date is stated in Table 1 above.

1.24
“Subsyndication Implementation” means an Implementation that has been approved by Microsoft where either the query is initiated from a Syndication Partner Property or the search results page is displayed on a Syndication Partner Property.

1.25
“Syndication Partner Properties” means Websites, smartphone applications, and tablet applications and properties targeted to Users in the Approved Markets and owned and operated by Syndication Partners.

1.26	“Syndication Partner” means a third party with whom Company or its Affiliate has contracted to provide Paid Search Services.

1.27	“Users” means end users (individuals or otherwise) of Properties.

1.28	“Website” means a customer-facing end-user-facing website.

1.	GENERAL. Commencing on the Start Date, Microsoft will supply the Paid Search Services to Company for the Properties, subject to the terms and conditions of this Schedule.

2.	NON-EXCLUSIVITY. Throughout the Schedule Term, Microsoft will be the non-exclusive provider of Paid Search Services for the Properties.

3.	PAID SEARCH SERVICES.

4.1
Company Implementation Responsibilities for Paid Search Placements. On or before the Start Date and continuing for the balance of the Schedule Term, Company may place 1 Paid Search Placement on Results Page, in the manner set forth in the Placement Guidelines. Company may place more than one Paid Search Placement on a Results Page upon mutual agreement of Microsoft and Company. For any such page the design of which is not reflected in the Placement Guidelines, the placement of Paid Search Placements will be mutually agreed upon. For a Paid Search Placement on a Results Page, Company will:

(a)
deploy Microsoft-designated ad call tags (or similar ad technologies), in accordance with Microsoft's technical requirements, on each web page within the Properties where a Paid Search Placement appears;

(b)
display Paid Search Results in the order provided by Microsoft, without any other content between the individual Results (except for Equivalent Ads as part of any pre-approved Ad Metasearch implementation), and without any omission or modification of Results, provided that Company may omit Paid Search Results that are duplicative of Equivalent Ads or that must be omitted to meet implementation requirements. Without limiting the foregoing, Company will not truncate the full titles, descriptions and URLs provided by Microsoft. Company will display Results in the language provided by Microsoft;

(c)	display Paid Search Results on the next web page displayed to the User after a Query, with no interstitial content; and

(d)
at Microsoft’s request, cooperate reasonably and in good faith with Microsoft from time to time to optimize and test modifications to the implementation of the Paid Search Placements to improve performance.

4.2	Ad Metasearch. Company may implement Ad Metasearch, provided Company complies with Section 4.1.

4.3
API. Microsoft will deliver to Company, or provide Company with access to, the API, solely for use under the terms of this Schedule. Company will integrate the API in the Properties, and will make commercially reasonable efforts to complete this integration by the anticipated Start Date indicated on Table 1 above.

4.4
Attribution. Company may display Microsoft branding elements for the purpose of identifying Microsoft as the source of the Paid Search Service and Company will display such branding elements on a Results Page if Company (i) displays at least one Paid Search Result on such Results Page; and (ii) shows other search engines' logos on such

Results Page. Company’s use of such branding elements will be subject to the trademark license by Microsoft as set forth in the Agreement.

4.	SALES TO ADVERTISERS.

5.1
Use of Company Name and Trademarks. Microsoft may disclose and promote the relationship with Company to potential Advertisers, including using Company’s name and trademarks and the names of individual Properties on websites and marketing materials in relation to services offered to Advertisers. Microsoft’s use of Company’s trademarks will be subject to the trademark license by Company as set forth in the Agreement. Upon the approval of Microsoft, Company and its Syndication Partners may use Microsoft’s name and trademarks (including logos) on Company Properties and Syndication Partner Properties to indicate such properties include search services from Microsoft (e.g., “Power by Bing” or the Bing logo).

5.2
Advertisers Right to Opt-in or Opt-out of Publisher Properties. Microsoft may provide Advertisers with a list of Properties and other Syndication Partner Properties for the purposes of allowing Advertisers to identify certain Syndication Partners and/or Properties it does or does not wish to place Ads on. Microsoft will not be required to disclose to Company whether any individual advertiser chose to exercise this right.

5.3
Advertisers Billing and Collection. Microsoft will be responsible for customer service, billing and collections for Advertisers associated with Paid Listings. Company will provide, via telephone and e-mail, such cooperation and assistance as Microsoft may reasonably request.

5.4
Performance Reporting. Microsoft may (but is not required to) provide reports to its Advertisers containing details about the success of their ad campaigns on Company Properties and other Syndication Partner Properties.

5.5
Third Party Ad Networks. For the avoidance of doubt, Company acknowledges that Advertisements provided by Microsoft may be provided by an agency or third party ad network. Microsoft also reserves the right to use, at its sole discretion, third parties to serve Advertisements or to provide or collect data. In the interest of clarity, this may involve work by Company such as scripting pages with code, or other reasonable requests.

5.	OTHER COMPANY OBLIGATIONS.

6.1
Testing. Company will test the deployment on the Properties of the Paid Search Services on browsers that are commonly used in the industry and cooperate with Microsoft to complete remediation of any problems identified during testing. At Microsoft’s request, Company will cooperate reasonably and in good faith with Microsoft from time to time to optimize and test modifications to the implementation of the Paid Search Services to improve performance.

6.2
Properties Changes. Company will promptly notify Microsoft prior to making changes in the Company Properties (including page design and/or the placement of the Paid Search Services) that would materially affect the delivery and display of Results so that

Microsoft may assess the impact to the number or quality of impressions, or the performance of the Paid Search Services, and the parties will work together in good faith to resolve any material adverse impact. Company will use commercially reasonable efforts to provide Microsoft at least fifteen (15) days’ prior written notice of any change to the Company Properties that would result in a material increase in impressions (including conversion of a service from subscription to free). Company will require Syndication Partners to notify Company of changes in Syndication Partner Properties (including page design and/or the placement of the Paid Search Services) that would materially affect the delivery and display of Results so that Microsoft may assess the impact to the number or quality of impressions, or the performance of the Paid Search Services, and Company will notify Microsoft of such change when Company is notified by the Syndication Partner, and the parties will work together in good faith to resolve any material adverse impact. Company will use commercially reasonable efforts to provide Microsoft prompt notice of any change to the Syndication Partner Properties that would result in a material increase in impressions (including conversion of a service from subscription to free).

6.3
Additional Properties. If Company desires to add additional websites to the Properties for the purposes of this Agreement (i.e., to add Microsoft Advertisements thereto), Company shall identify the websites in writing, and providing such other information as Microsoft may reasonably request to evaluate the request (e.g., anticipated traffic volumes, target audience, etc.). The addition of additional websites to the Properties shall be subject to the mutual agreement of the parties. For the avoidance of doubt, an additional website for the purposes of this section will include a website that Company acquires and then rebrands with an existing brand name.

6.4
Downloadable Application. If Queries are generated via downloadable applications, including downloadable applications that are PC based (e.g. browser toolbars or browser plug ins) or smartphone / tablet based (“Downloadable Applications”), Company, its Affiliates, and its Syndication Partners will at all times remain in compliance with this Section 6. In addition, each Downloadable Application will be subject to a review, which may include both initial and subsequent in process reviews, of the Downloadable Application installation process which shall be conducted by Microsoft or its designee.

6.5
Compliance. Company shall be responsible for ensuring that, at all times, Syndication Partner Applications meet the policy requirements set for forth in Section 6.8 (Editorial Policies) and Section 6.9 (Policy Compliance) (collectively, the “Microsoft Policies”). If, during the Schedule Term, Microsoft determines that a Syndication Partner Application is not compliant with the Microsoft Policies, it may notify Company, and Company shall cause the Syndication Partner to remediate the discrepancy within [*] business days of notification. For clarity, if Microsoft determines that Company, its Affiliates, or its Syndication Partners are breaching Section 6.9, and Microsoft deems it necessary, Company shall halt search query traffic immediately from the Syndication Partner Properties or Syndication Partner Applications in breach. During the Schedule Term, Microsoft may review or require a third party review and test the Applications to certify compliance with Microsoft policies. If

Microsoft requires third party certification for an Application, Microsoft will notify Company of the requirement and Company or a Syndication Partner will have the option to cease using Paid Search Services through such Application or obtain the third party certification at Company and/or the Syndication Partner’s sole cost and expense. Nonetheless, Company will be solely responsible for Syndication Partner compliance with the Microsoft policies referenced in this Schedule.

6.6
Notices. Company will display a link to a webpage that explains in language reasonably acceptable to Microsoft that certain Results are sponsored advertising and that informs users how they may become Microsoft advertisers. As reasonably designated by Microsoft, Company will display a label or heading to the Paid Listings that connotes the sponsored nature of the Paid Listings, as well as any other labels, headings or notices required by law.

6.7
Editorial Policies. Company, its Affiliates, and its Syndication Partners will comply with Microsoft’s Editorial Policies, the current version of which is available at http://help.bingads.microsoft.com/help.aspx?project=adCenter_Pub_RTW_ss&market=en-US&querytype=keyword&query=yek006&tmt=&domain=pubcenter.microsoft.com&format=b1, as they may be updated from time to time, which changes will be in effect for Company thirty (30) days following Microsoft’s written notice to Company.

6.8
Policy Compliance. Company, its Affiliates, and its Syndication Partners will comply with all policies and guidelines related to User Safety and Privacy Policy found here: http://advertise.bingads.microsoft.com/en-us/editorial-privacy-guidelines, which may be updated from time to time which changes will be in effect for Company thirty (30) days following Microsoft’s written notice to Company written notice to Company. Additionally, Company will comply with all other policies maintained by Microsoft related to downloadable applications.

6.9	Prohibited Actions. In connection with the Paid Search Services Company will not directly or indirectly:

(a)	Unless approved in writing by Microsoft, mask or obscure the true user agent or IP address (except for the last octet of an IP address) of a User submitting a Query or accessing Results;

(b)	request Results by any means except via a Query;

(c)	add, delete, change, or pre-populate terms or characters of any Query, excluding spell check, auto completion, and suggested query functionalities as mutually agreed by the parties;

(d)	generate Queries, clicks, or impressions through any automated, misleading, deceptive, fraudulent, incentivized, or other invalid means, including:

(i)	designing Properties to provide blind links (where Users do not know that they will be performing clicking on an Advertisement);

(ii)	requiring a User to click on an Advertisement in order to obtain some other benefit or result;

(iii)	requiring clicks on Advertisement in order for the User to do another function, such as leaving a web page or closing a pop-up window; or

(iv)
through repeated manual clicks, the use of robots or other automated query tools and/or computer generated search requests, and/or the unauthorized use of other search engine optimization services and/or software;

(v)	offering any User any inducement of any kind to click on Advertisements; and/or

(vi)	clicking on Advertisements except in the course of normal individual use.

(e)	use, display, include, or deliver any Results or Advertisements anywhere other than on the Properties;

(f)	modify, filter, obscure, replace, or rearrange the content of any Results or Advertisements (except for mixing Equivalent Ads with Advertisements as part of an Ad Metasearch implementation);

(g)	display anything (such as pop-up windows or expanding banners) that obscures any portion of the Results or Advertisements;

(h)	include Advertisements within pop-over or pop-under windows, or in or through a downloadable application or an email;

(i)	include Advertisements on 404 or other error message screens;

(j)
use in connection with any Results or Advertisements any URL re-directions, framing techniques, interstitial advertisements, pop-up windows, new consoles or other items or techniques that would alter the appearance, presentation or functionality of, or frame, minimize, remove, redirect, delay, or otherwise inhibit or modify the display of, any web page accessed by the links provided in or associated with any Results or Advertisements;

(k)	cache Results or Advertisements;

(l)
cause pages of the Properties that contain Advertisements to (i) automatically refresh at any rate greater than that permissible under the applicable IAB impression measurement guidelines or (ii) automatically refresh at any rate that negatively impacts in a material fashion the click-through rate of the applicable Advertisement on the page;

(m)	install any Application on a User’s computer or replacing a User’s home page, without the User’s prior consent; and/or

(n)	include placements or Advertisements in a browser window generated by an adware, spyware or P2P application used for the purpose of manipulating click measurement activity or click-based advertising payments or by Users that have no intention of legitimately browsing site content, making a purchase or performing any other type of legitimate conversion action;

(o)	use artificial ad calls or search spoofing to gain access to Advertisements;

(p)	undertake query mapping;

(q)	require the User to download files or programs to access Advertisements;

(r)	undertake any action that inhibits Microsoft’s ability to gather, analyze and investigate traffic patterns,

(s)	serve Advertisements on sites which are under construction or unfinished;

(t)	click wrap in a manner that would allow the true destination URL link from the Advertisement to be avoided;

(u)	blend web traffic under a single Advertisement unit;

(v)	alter any settings on a User’s computer without explicit and informed consent from the User or disable a User's back button or otherwise interfere with a User's navigation path;

(w)	scare a User into believing something is wrong with their computer that needs to be repaired;

(x)	dial a phone number, or connect remotely to another computer or system (e.g., execute "dialer" software), excluding Advertisements with a click-to-call feature;

(y)	engage in any practice that circumvents the correct application of pricing, such as conversion fraud or traffic cycling;

(z)	intentionally bypass or spoof content validation, sensitivity or filtering technology;

(aa)
prohibits behavior intended to circumvent application of pricing, content validation, sensitivity systems (false conversions, traffic cycling);implement solutions designed to preclude Microsoft from accessing or viewing any content; and

(bb)	inhibit Microsoft’s ability to gather, analyze and investigate traffic patterns, and may not mask traffic sources or otherwise circumvent spam and other traffic filters.
Any search, impression, click or conversion generated in violation of any of the foregoing will not be counted for purposes of calculating any amounts due to Company. In addition, in the event of a violation of any of the foregoing, Microsoft may (but is not obligated to) suspend Paid Search Services for the applicable Properties until such violation is cured and/or Microsoft has received reasonable assurances that such violation will not recur.

6.	ACCESS LICENSE. Subject to Company’s compliance with all terms of the Agreement and this Schedule, Microsoft grants Company and its Syndication Partners a non-exclusive, non-

transferable, non-sublicenseable license, solely during the Schedule Term, to use the Paid Search Services for the sole purpose of: (a) enabling the Properties to obtain Advertisements, as applicable; (b) making limited intermediate copies of the Advertisements, solely as necessary to display them on the Properties; and (c) hosting and displaying the Advertisements on the Properties.

7.	COOPERATION

8.1
Source Feeds. Company will utilize the URLs and other source feed indicators designated from time to time by Microsoft. The parties will cooperate in good faith in order to ensure that Company utilizes designated URLs and other source feed indicators correctly. If Company has failed to utilize such source feed indicators within ten (10) business days, Microsoft will have no obligation to make payments for the affected implementation to the extent that Microsoft has been unable to bill Advertisers for, or reasonably determine the allocation of, amounts attributable to Advertisements appearing on the applicable Properties.

8.2
Traffic Quality. The parties will cooperate in a commercially reasonable manner to minimize automated, fraudulent or lower quality traffic. Microsoft will determine the validity and quality of all traffic in its reasonable discretion.

8.	PRIVACY AND DATA RIGHTS

9.1
Data Collection and Use. In connection with Microsoft providing the Paid Search Services, Microsoft may collect, and/or Company will provide, information relating to the Paid Search Services, including the User’s IP address, referring URL (HTTP Referrer), user agent, Query, time of submission, and Results returned. Microsoft will comply with the then-current Microsoft Online Privacy Statement (available at http://privacy.Microsoft.com/en-us/fullnotice.aspx or its successors) in its use of the User information.

9.2
Consumer Notices. Company agrees that it will operate a prominent online privacy policy for the Properties. Such privacy policy will include: (a) a full, accurate and clear disclosure regarding the placement, use and reading of cookies and related technologies, and Company’s collection and use of data in relation to activity by Users on the Properties; (b) Company’s use of Microsoft for the Paid Search Services for the Properties, and data collection by Microsoft in connection therewith; and (c) a disclosure that Users may choose to not participate in Microsoft’s personalized advertising services, along with a link to Microsoft-specified web address where Users may “opt out” of such personalized advertising services and a link to the Network Advertising Initiative (NAI) Opt-out Tool where Users may “opt out” of such personalized advertising services.

9.	PAYMENTS AND REPORTING

10.1
Calculation of Payment. Starting from the Start Date, on a monthly basis, upon invoice from Company, Microsoft will pay Company an amount equal to [*]% (the “Revenue Share Percentage”) of the Gross Click Revenue from Properties. Notwithstanding the foregoing, Microsoft shall retain a minimum of $[*] RPM of Gross Click Revenue for each Implementation prior to paying any revenue share to Company.

10.2
Traffic from outside Approved Markets. If the monthly total of Bidded Queries from a Property from outside Approved Markets in any month exceeds [*]% of all Bidded Queries from that month for that Property, Microsoft reserves the right to not pay the amounts set forth in Section 10.1 of this Schedule on Gross Click Revenue from Bidded Queries outside Approved Markets in excess of [*]% for that Property. Microsoft must exercise the foregoing right within 60 days after the end of the month and notify Company of its election to exercise that right within that 60 day period.

10.3
Reporting. Within fifteen (15) days following the end of each calendar month, Microsoft will deliver to Company an official report with the most recent data available from internal Microsoft reporting and third party reporting received for such calendar month setting forth the amounts owed under Section 10.1. Microsoft will make commercially reasonable efforts provide Company with estimated reporting that is updated at least once per business day. Reporting from Microsoft will at a minimum include, for each Property, Gross Click Revenue, Bidded Queries, Paid Clicks, RPM, and RPC (Gross Click Revenue per Paid Click) each broken out by geographical market (both Approved Markets and geographical markets outside Approved Markets). Microsoft may deliver such reports electronically via e-mail or through an online tool (Microsoft will provide Company with access to such online tool by providing a username and password to Company).

10.4
Invoicing and Payments. Upon receipt of each monthly report under Section 10.3, Company will invoice Microsoft, and Microsoft will pay Company, pursuant to the section titled “Invoicing and Payments” in the Agreement. Notwithstanding any other provisions in the Agreement or this Schedule, amounts due to Company under this Schedule will be based solely on Microsoft’s records.

10.	SCHEDULE TERM AND TERMINATION

11.1
Schedule Term. The term of this Schedule (“Schedule Term”) begins on the Schedule Effective Date, and unless earlier terminated, continues for the Initial Schedule Term. This Schedule will automatically renew for an (“Schedule Renewal Term”) unless terminated by either party with 60 days written notice prior to the next Schedule Renewal Term.

11.2	Termination. Termination of this Schedule is governed by Section 8.2 of the Agreement. In addition to the termination rights set forth in the Agreement, if at any time during the

Schedule Term, a Property's Publisher Quality Traffic Score (“PQTS”) made available by Microsoft falls below 70%, Microsoft reserves the right to terminate such Property's right to access the Paid Search Services upon thirty (30) days advance written notice to Company, if such Property is unable to rise above 70% PQTS within such 30-day period. If a Company Property breaches any of Sections 6.4 – 6.9 (including subsections) more than two times in each twelve month period, Microsoft has the right to terminate such Company Property's right to access the Paid Search Services upon written notice to Company. If a Syndication Partner Property breaches any of Sections 6.4 – 6.9 (including subsections) one time in each twelve month period, Microsoft has the right to terminate such Syndication Partner Properties right to access the Paid Search Services upon written notice to Company. If there are [*] or more breaches of Sections 6.4 – 6.9 by Company Properties and/or Syndication Partner Properties, Microsoft has the right to terminate this Schedule effective upon written notice to Company.

11.3
Effect of Termination of this Schedule. On termination or expiration of this Schedule, each party will, on the other party’s written request, return or destroy all copies of Confidential Information received from the other party under this Schedule and in receiving party’s possession or control, within 30 days of the request. For the avoidance of doubt, the immediately preceding sentence excludes Confidential Information received under the Agreement or any other Service Schedule if the Agreement or such other Service Schedule has not expired or terminated. Neither party will be liable to the other for any damages resulting solely from terminating this Schedule according to its terms. The following will survive any termination or expiration of this Schedule: Table 1, and Sections 1, 10 (but only with respect to amounts owed prior to expiration or termination of this Schedule), 11 and 12, as well as all definitions in other sections and all terms that, as expressed or by their nature, are intended to survive.

11.
PUBLICITY. After the execution of this Schedule, both parties agree to cooperate on a press release announcing the relationship which may be issued at a mutually acceptable date, with the content and specific timing reasonably acceptable to both parties.

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Schedule 1A
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